FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
         TO SECTION 12(b) OR(g) OF THE SECURITIES EXCHANGE ACT OF 1934
                          Commission File Number 1-8538

                             ASCENT ASSURANCE, INC.
                      (formerly, Westbridge Capital Corp.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  Delaware                                                     73-1165000
(STATE OF INCORPORATION                                     (I.R.S. EMPLOYER
OR ORGANIZATION)                                            IDENTIFICATION NO.)

                       110 West Seventh Street, Suite 300
                             Fort Worth, Texas 76102
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]



Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class to be so registered:  None

         Name of each exchange on which each class is to be registered:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

         Title of class:  Common Stock, par value $.01 per share

         Title of class:  Warrants to purchase Common Stock

Item 1. Description of Registrant's Securities to be Registered.

         On September 16, 1998 (the "Petition Date"), Westbridge Capital Corp. (now Ascent Assurance, Inc., the "Registrant") commenced a reorganization case (the "Chapter 11 Case") by filing a voluntary petition for relief under Chapter 11, Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), along with a disclosure statement (as amended, the "Disclosure Statement") and a proposed plan of reorganization (as amended, the "Plan"). The Disclosure Statement and the Plan were amended on October 28, 1998, and the Disclosure Statement was approved by entry of an order by the Bankruptcy Court on October 30, 1998. Following the approval of the Plan by the holders of allowed claims and equity interests, the Bankruptcy Court confirmed the Plan on December 17, 1998. The Plan became effective March 24, 1999 (the "Effective Date").

         On the Effective Date, pursuant to the Plan, all of the Registrant's outstanding (i) 11% Senior Subordinated Notes due 2002, (ii) 7-1/2% Convertible Subordinated Notes due 2004, (iii) Series A Convertible Redeemable Exchangeable Preferred Stock, (iv) Common Stock, par value $.10 per share (the "Old Common Stock"), (v) warrants to purchase Old Common Stock, (vi) unexercised stock options to purchase Old Common Stock, and (vii) unvested grants of restricted Old Common Stock were cancelled. In addition, the Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware and became effective. In accordance with the Certificate of Incorporation and pursuant to the Plan, the Registrant is authorized to issue new shares of Common Stock, par value $.01 per share (the "Common Stock"), and warrants to purchase Common Stock (the "Warrants").

         The following information concerning the Common Stock and the Warrants being registered hereunder became effective as of the Effective Date:

         The total number of shares of stock the Registrant shall have the authority to issue is 30,040,000, consisting of 30,000,000 shares of Common Stock and 40,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), all of which have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

         The Registrant has applied to have the Common Stock listed and the Warrants listed for quotation on the Nasdaq Small Cap Market System. There can be no assurance, however, that such application will be granted.

         A.    COMMON STOCK

         Each holder of Common Stock is entitled to one vote per share in all matters to be voted on by the stockholders, including elections of directors, and, except as otherwise required by law or provided with respect to any series of Preferred Stock, the holders of such shares exclusively possess all voting power. Holders of Common Stock are not entitled to cumulate their votes.

         Subject to certain preferential rights of the Series A Preferred Stock, and any other outstanding series of Preferred Stock created by the Board of Direcors of the Registrant (the "Board") from time to time, holders of Common Stock are entitled to dividends and other distributions as and when declared by the Board out of assets legally available therefor, and upon the liquidation, dissolution or winding up of the Registrant, the holders of Common Stock would be entitled to share equally in the distribution of all of the Registrant's assets. The holders of Common Stock have no preemptive rights to purchase shares of Common Stock of the Registrant.

         Any authorized but unissued and unreserved shares of Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

         The transfer agent and registrar for the Registrant's Common Stock is LaSalle National Bank, 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603.

         B.  PREFERRED STOCK.

     The Certificate of Incorporation includes provisions which permit the Board, without action by the stockholders, to issue shares of Preferred Stock in one or more series and, within certain limitations, to determine the dividend rights, dividend rate, rights and terms of redemption, liquidation preferences, sinking fund terms, conversion and voting rights of any series of Preferred Stock, the number of shares constituting any such series, the designation thereof and the price therefor. The Registrant believes that the ability of its Board to issue one or more series of Preferred Stock provides the Registrant with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. Currently, however, all of the authorized shares of Preferred Stock have been designated as Series A Convertible Preferred Stock with the terms described below.

     Any authorized but unissued and unreserved shares of Preferred Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

     Set forth below is a summary of the principal terms of the Series A Convertible Preferred Stock. Such summary is qualified in its entirety by reference to the text of the Certificate of Incorporation, which has been filed as an exhibit hereto.

     VOTING RIGHTS. The shares of Series A Preferred Stock are not entitled to any voting rights, except as required by law and as provided for in the Certificate of Incorporation. The Certificate of Incorporation provides for voting rights in the following events:

     (A) Whenever any dividends payable on shares of Series A Preferred Stock in shares or an amount equivalent to or exceeding the amount of dividends payable thereon for one Annual Dividend Period (as defined in the Certificate of Incorporation) shall be past due, thereafter and until all accrued and unpaid dividends payable shall have been paid in full or declared and set apart for payment, the holders of shares of Series A Preferred Stock, together with the holders of any other series of Preferred Stock as to which dividends are in arrears and as a result are entitled to the rights described in this subparagraph
          (A), shall have the right, notwithstanding anything to the contrary in the Certificate of Incorporation or the By-Laws of the Registrant (the "By-Laws"), voting together as a single class with such other series, to elect one director of the Registrant, such director to be in addition to the number of directors constituting the Board immediately prior to the accrual of such right, with the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at any meeting of the stockholders held for the purpose of electing directors. Such right of the holders of Series A Preferred Stock to vote for the election of a director may be exercised at any annual meeting of stockholders of the Registrant or at any special meeting of stockholders of the Registrant called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary, of the holders of a majority of all outstanding shares of Series A Preferred Stock as of the record date of such written consent, until all accrued and unpaid dividends payable shall have been paid in full or declared and set apart for payment, at which time the term of office of the director so elected shall terminate automatically. So long as such right to elect a director continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock as hereinabove authorized), the Secretary may call, and upon the written request of the holders of record of at least twenty percent (20%) of the outstanding shares of Series A Preferred Stock addressed to the Secretary at the principal executive offices of the Registrant shall call, a special meeting of the holders of such shares for the election of such director as provided herein. Such meeting shall be held within thirty (30) days after delivery of such request to the Secretary, at the place and upon the notice required for meetings of stockholders provided in the By-Laws or by law for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than thirty (30) days before an annual meeting of stockholders of the Registrant or any special meeting in lieu thereof at which the holders of the Series A Preferred Stock are given the opportunity to elect one director in accordance with this subparagraph (A). If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series A Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Series A Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one and the holders of the Series A Preferred Stock shall be entitled to elect such additional director. The absence of a quorum of the holders of any other class or series of capital stock of the Registrant at any such annual or special meeting shall not affect the exercise by the holders of the Series A Preferred Stock of their right to elect a director in accordance with this subparagraph (A). The director so elected shall serve until the next annual meeting of stockholders of the Registrant or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as a director shall have terminated under the circumstances set forth in the second sentence of this subparagraph (A). In case the director elected by the holders of the Series A Preferred Stock pursuant to this subparagraph (A) shall cease to serve as a director for any reason prior to the expiration of his or her term, the holders of the Series A Preferred Stock then outstanding and entitled to vote for such director may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

     (B) So long as any shares of Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Registrant shall not: (i) authorize or create any class or series, or any shares of any class or series, of any stock of the Registrant ranking prior to the Series A Preferred Stock either with respect to the payment of dividends or the distribution of assets, whether upon liquidation or otherwise ("Senior Stock"); (ii) authorize or create any class or series, or any shares of any class or series, of any stock of the Registrant ranking on a parity with the Series A Preferred Stock either with respect to the payment of dividends or the distribution of assets, whether upon liquidation or otherwise ("Parity Stock"); (iii) reclassify any shares of capital stock of the Registrant into shares of Senior Stock or Parity Stock; (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; (v) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely or to increase the authorized number of shares of Series A Preferred Stock; or (vi) effect the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Registrant, or the merger or consolidation of the Registrant with or into any other entity ("reorganization"), provided, however, that no separate vote of the holders of the Series A Preferred Stock as a class shall be required in the case of a reorganization if (x) the Registrant is the surviving corporation and the Series A Preferred Stock remains outstanding without change to its preferences, rights and powers, or (y) each holder of shares of Series A Preferred Stock immediately preceding such reorganization will receive from the resulting, surviving or acquiring corporation in exchange therefor shares of stock, with substantially the same preferences, rights and powers.

     (C) Until the date which is three months from the Effective Date (the "Nomination Expiration Date"), the holders of shares of Series A Preferred Stock shall have the right, notwithstanding anything to the contrary in the Certificate of Incorporation or the By-Laws, voting together as a single class to elect a sufficient number of directors to fill any vacancies on the Board which result solely from the failure by Credit Suisse First Boston Corporation ("CSFB") to fully exercise its right under the Plan to select four members to serve on the Board at the Effective Date. The right of the holders of shares of Series A Preferred Stock to elect directors pursuant to this subparagraph (C) shall terminate on the earlier of the date on which such right has been exercised in full and the Nomination Expiration Date, and thereafter, all directors shall be elected, and the number of directors fixed, as provided in the By-Laws.

         DIVIDENDS AND LIQUIDATION PREFERENCE. The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and any other capital stock of the Registrant ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board out of funds of the Registrant legally available for the payment of dividends, cumulative dividends in respect of each outstanding share of Series A Preferred Stock at an annual rate of $102.50 per share, and no more, payable in cash or by issuing a number of additional fully paid and non-assessable shares of Series A Preferred Stock in respect of each outstanding share of Series A Preferred Stock determined by dividing the amount of the dividend not paid in cash by the stated value per share of $1,000 per share. Each share of Series A Preferred Stock has a liquidation value equal to its stated value of $1,000 per share, plus all accrued and unpaid dividends thereon.

         CONVERSION. Subject to adjustments as provided in the Certificate of Incorporation, each share of Series A Preferred Stock is initially convertible into 204.8897 shares of Common Stock at a conversion price of $4.88 per share of Common Stock. As of the Effective Date, the shares of Series A Preferred Stock were convertible into shares of Common Stock which, on an as converted basis, would represent approximately 42.3% of the Common Stock outstanding. The conversion price is subject to customary anti-dilution adjustments.

         REDEMPTION. The Registrant is required to redeem any and all shares of Series A Preferred Stock outstanding on the fifth anniversary of the Effective Date at the stated value of $1,000 per share plus all accrued and unpaid dividends.

         C.  DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

         The Registrant is subject to Section 203 of the General Corporation Law of Delaware (the "DGCL") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless: (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers, and (y) by employees stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         In general, Section 203 defines as interested stockholder as (x) any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and (y) any affiliate or associate of the corporation that beneficially owned 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to determine whether such person or entity is an interested stockholder. Section 203 defines business combination generally to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (3) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder, or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring the Registrant to negotiate in advance with the Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Registrant. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

         The Certificate of Incorporation and By-Laws contain certain provisions relating to corporate governance and to the rights of stockholders which may be deemed to have potential anti-takeover effects in that such provisions may delay or prevent a change of control of the Registrant, such as the Board being classified into three classes, each of which serve for three years, with one class being elected each year.

         D.  INSURANCE REGULATION CONCERNING CHANGE OF CONTROL

         State insurance regulatory laws intended primarily for the protection of policyholders contain provisions that require advance approval by state agencies of any change in control of an insurance company that is domiciled (or, in some cases, having such substantial business that it is deemed commercially domiciled) in that state. "Control" is generally presumed to exist through the ownership of 10% or more of the voting securities of a domestic insurance company or of any company which controls a domestic insurance company. In addition, many state insurance regulatory laws contain provisions that may require pre-notification to state agencies of a change in control of a nondomestic admitted insurance company in that state. While such pre-notification statutes do not authorize the state agency to disapprove the change of control, such statutes do authorize the issuance of a cease and desist order with respect to the nondomestic admitted insurer if certain conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of the Registrant would generally require prior approval by the state insurance departments of Delaware, Mississippi and Texas and may require the pre-acquisition notification in those states which have adopted pre-acquisition notification provisions and wherein the insurers are admitted to transact business. Such requirements may deter, delay or prevent certain transactions affecting the control of or the ownership of Common Stock, including transactions that could be advantageous to the stockholders of the Registrant.

         E.  LIMITATIONS OF LIABILITY OF DIRECTORS

         The Certificate of Incorporation provides that director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Restated Charter described above apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as director, and do not apply to officers of the Registrant who are not directors.

         F.  WARRANTS

         Pursuant to the Plan and in accordance with the Warrant Agreement dated as of March 24, 1999 (the "Warrant Agreement") between the Registrant and LaSalle National Bank, as warrant agent, the Registrant has issued 971,266 Warrants to purchase an aggregate of 971,266 shares of Common Stock. Each Warrant entitles the holder thereof to purchase one share of Common Stock. The Warrants may be exercised from the Effective Date of issuance until the fifth anniversary of the Effective Date. No Warrants to purchase fractional shares will be issued. The Warrants are transferable. The Warrant Agreement, attached as an exhibit hereto and incorporated herein by reference, details the procedures for issuance, distribution, exchange and transfer of the Warrants. Prior to the exercise of the Warrants, the registered holders thereof are not entitled to vote or be deemed the holders of Common Stock for any purpose.

         The initial exercise price of the Warrants is $9.04 per share of Common Stock. The number of shares purchasable or assets or property payable upon the exercise of each Warrant and the exercise price of the Warrants are subject to adjustment, on the terms and conditions contained in the Warrant Agreement, in the event of: (i) certain stock dividends, subdivisions, combinations or reclassifications of Common Stock; (ii) the issuance of rights or warrants to subscribe for or purchase Common Stock below a specified price; (iii) distributions of indebtedness or assets, securities, convertible into Common Stock or rights to subscribe to Common Stock; (iv) certain consolidations, mergers, sale of assets or other transactions affecting the Common Stock by the Registrant.

     Subject to the terms and conditions contained in the Warrant Agreement, the Registrant shall have the right to accelerate the expiration of any or all of the Warrants at any time by causing them to expire on a specified date not earlier than March 24, 2000.

ITEM 2.  EXHIBITS.

2.1 First Amended Plan of Reorganization of Westbridge Capital Corp. under Chapter 11 of the Bankruptcy Code, dated as of October 30, 1998, filed as
     Exhibit 2 to the Registrant's Form 8-K dated September 21, 1998, and incorporated herein by reference.

2.2 Amended Disclosure Schedule Accompanying the First Amended Plan of Reorganization of Westbridge Capital Corp. under Chapter 11 of the Bankruptcy Code, filed as Exhibit 2 to the Registrant's Form 8-K dated September 21, 1998, and incorporated herein by reference.

2.3 Finding of Fact, Conclusions of Law and Order confirming the First Amended Plan of Reorganization of Westbridge Capital Corp. dated October 30, 1998, as modified, filed as Exhibit 2 to the Registrant's Form 8-K dated December 29, 1998, and incorporated herein by reference.

3.1 Second Amended and Restated Certificate of Incorporation of the Registrant, filed herewith.

3.2 Amended and Restated Bylaws of the Registrant, effective as of March 24, 1999, filed herewith.

4.1  Form of Common Stock Certificate, filed herewith.

4.2 Form of Warrant Certificate, included in the Form of Warrant Agreement, filed herewith.

4.3 Form of Warrant Agreement dated as of March 24, 1999, between the Registrant and LaSalle National Bank, as warrant agent, filed herewith.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this the 25th day of March, 1999.

                                             ASCENT ASSURANCE, INC.

                           By:       /S/ PATRICK J. MITCHELL
                                  Name:  Patrick J. Mitchell
                                 Title:  Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
NUMBER                             DESCRIPTION

2.1 First Amended Plan of Reorganization of Westbridge Capital Corp. under Chapter 11 of the Bankruptcy Code, dated as of October 30, 1998, filed as
     Exhibit 2 to the Registrant's Form 8-K dated September 21, 1998, and incorporated herein by reference.

2.2 Amended Disclosure Schedule Accompanying the First Amended Plan of Reorganization of Westbridge Capital Corp. under Chapter 11 of the Bankruptcy Code, filed as Exhibit 2 to the Registrant's Form 8-K dated September 21, 1998, and incorporated herein by reference.

2.3 Finding of Fact, Conclusions of Law and Order confirming the First Amended Plan of Reorganization of Westbridge Capital Corp. dated October 30, 1998, as modified, filed as Exhibit 2 to the Registrant's Form 8-K dated December 29, 1998, and incorporated herein by reference.

3.1 Second Amended and Restated Certificate of Incorporation of the Registrant, filed herewith.

3.2 Amended and Restated Bylaws of the Registrant, effective as of March 24, 1999, filed herewith.

4.1  Form of Common Stock Certificate, filed herewith.

4.2 Form of Warrant Certificate, included in the Form of Warrant Agreement filed herewith.

4.3 Form of Warrant Agreement dated as of March 24, 1999, between the Registrant and LaSalle National Bank, as warrant agent, filed herewith.

                                                                     EXHIBIT 3.1

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WESTBRIDGE CAPITAL CORP.

     Westbridge Capital Corp., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES AS FOLLOWS:

         1. The name of the Corporation is Westbridge Capital Corp. The date of filing of its original Certificate of Incorporation by the Secretary of State was the 22nd day of April, 1982.

         2. On September 16, 1998 the Corporation filed a voluntary petition pursuant to Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss. ss. 101, et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), case number 98-2105 (MFW) (the "Bankruptcy Case").

         3. This Second Amended and Restated Certificate of Incorporation restates, integrates and further amends the Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented pursuant to a plan of reorganization (as it may be amended the "Plan") confirmed by the Bankruptcy Court under section 1129 of the Bankruptcy Code, to read in its entirety as follows:

                  FIRST:  The name of the Corporation is Ascent Assurance, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 30,040,000, consisting of 30,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock"), and 40,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

                  The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to create and provide for the issuance of one or more series of the Preferred Stock from time to time and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) The designation of the series, which may be by distinguishing number, letter or title.

     (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

     (iii) Whether dividends, if any, shall be cumulative or noncumulative, the preference or relation which such dividend, if any, shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and the dividend rate of the series.

     (iv) Conditions and dates upon which dividends, if any, shall be payable.

     (v) The redemption rights and price or prices, if any, for shares of the series.

     (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     (viii) Whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

     (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

     (x) The voting rights, if any, of the holders of shares of the series, whether as a class or series or otherwise, with respect to the election of directors or otherwise.

     (xi) Any other relative rights, preferences and limitations of that series.

         The Corporation shall not issue any non-voting stock, PROVIDED, HOWEVER, that this provision is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of Title 11, United States Code (the "BANKRUPTCY CODE") shall have no force and effect beyond that required by
Section 1123(a)(6) of the Bankruptcy Code and shall be effective only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.

         A.       CONVERTIBLE PREFERRED STOCK

         A statement of the voting powers, preferences and relative, participating, optional and other special rights of 40,000 shares of Preferred Stock to be designated as "Series A Convertible Preferred Stock", and the qualifications, limitations or restrictions of such series, are as follows:

                  Section 1.  DESIGNATION AND AMOUNT.

         The shares of such series shall be designated as the "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares initially constituting such series shall be 40,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock. The stated value per share (the "STATED VALUE") of the Series A Preferred Stock shall be $1,000.

                  Section 2.  DEFINITIONS.

                  Capitalized terms used herein shall have the meanings set forth in this SECTION 2:

                  "ANNUAL DIVIDEND PAYMENT DATE" has the meaning ascribed to such term in PARAGRAPH (A) of SECTION 3.

                  "ANNUAL DIVIDEND PERIOD" has the meaning ascribed to such term in PARAGRAPH (A) of SECTION 3.

                  "AVERAGE MARKET PRICE PER SHARE OF COMMON STOCK" on any date shall be deemed to be the average of the Closing Prices per share of Common Stock for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days immediately prior to such date.

                  "BOARD OF DIRECTORS" has the meaning ascribed to such term in Article FOURTH.

                  "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banking institutions in the States of New York or Texas are authorized or obligated by law or executive order to close.

                  "CLOSING PRICE PER SHARE OF COMMON STOCK" on any date shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "CLOSING PRICE PER SHARE OF COMMON STOCK" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors.

                  "COMMON STOCK" has the meaning ascribed to such term in Article FOURTH.

                  "CONVERSION PRICE" shall be an amount equal to $4.88, as adjusted from time to time pursuant to SECTION 8.


                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "DIVIDEND RATE" means an annual rate of $102.50 per share of Series A Preferred Stock.

                  "EFFECTIVE DATE" means the effective date of the Plan.

                  "FAIR MARKET VALUE" means an amount determined in good faith by the Board of Directors and certified in a resolution sent to all holders of shares of Series A Preferred Stock.

                  "JUNIOR STOCK" means the Common Stock and any other stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise.

                  "PARITY STOCK" means any stock of the Corporation ranking on a parity with the Series A Preferred Stock either with respect to the payment of dividends or the distribution of assets, whether upon liquidation or otherwise.

                  "PERSON" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

                  "PLAN" means the First Amended Plan of Reorganization of the Corporation under Chapter 11 of the Bankruptcy Code dated October 30, 1998 and approved by the United States Bankruptcy Court for the District of Delaware.

                  "PREFERRED STOCK" has the meaning ascribed to such term in Article FOURTH.

                  "SEC" means the Securities and Exchange Commission.

                  "SECRETARY" means the Secretary of the Corporation.

                  "SENIOR STOCK" means any stock of the Corporation ranking prior to the Series A Preferred Stock either with respect to the payment of dividends or the distribution of assets, whether upon liquidation or otherwise.

                  "SERIES A PREFERRED STOCK" has the meaning ascribed to such term in SECTION 1.

                  "STATED VALUE" has the meaning ascribed to such term in
SECTION 1.

                  "SUBSIDIARY" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "TRADING DAY" means a day on which any national securities exchange on which the Common Stock is then listed is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any Business Day.

                  "TRIGGER PRICE" means the Average Market Price per share of Common Stock as of the date of any issuance of shares of Common Stock (or rights, options or warrants to purchase or other securities convertible into or exchangeable for shares of Common Stock).

                  Section 3.  DIVIDENDS AND DISTRIBUTIONS.

                  (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, cumulative dividends in respect of each outstanding share of Series A Preferred Stock at the Dividend Rate, and no more, payable in cash or by issuing a number of additional fully paid and non-assessable shares of Series A Preferred Stock in respect of each outstanding share of Series A Preferred Stock determined by dividing the amount of the dividend not paid in cash by the Stated Value. Dividends shall be payable annually in arrears on the last day of January (or if such day is not a Business Day, the Business Day next preceding such day) in each year (each such date being referred to herein as an "ANNUAL DIVIDEND PAYMENT DATE"), in respect of the annual period ending on the last day of the immediately preceding calendar year (each such period being referred to herein as an "ANNUAL DIVIDEND PERIOD"), so long as shares of Series A Preferred Stock are outstanding; PROVIDED that the first Annual Dividend Payment Date shall be January 31, 2000 in respect of the period from the Effective Date through December 31, 1999.

                  (b) Dividends payable pursuant to PARAGRAPH (A) of this
SECTION 3 shall begin to accrue and be cumulative from the Effective Date. The amount of dividends payable per share of Series A Preferred Stock on any Annual Dividend Payment Date shall equal the Dividend Rate; PROVIDED that with respect to the first Annual Dividend Payment Date, the amount of dividends payable per share of Series A Preferred Stock shall be computed by dividing the Dividend Rate by three hundred sixty (360) and multiplying the result by the number of days from the Effective Date to the last day of the applicable Annual Dividend Period. The amount of dividends payable for any period shorter or longer than a full Annual Dividend Period, including the first Annual Dividend Period, shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated PRO RATA on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days nor less than ten (10) days prior to the date fixed for the payment thereof.

                  (c) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this SECTION 3.

                  Section 4.  VOTING RIGHTS.

                  (a) Except as provided in paragraph (b), (c) and (d) of this
SECTION 4, and except for any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

                  (b) (i) Whenever any dividends payable on shares of Series A Preferred Stock pursuant to PARAGRAPH (A) of SECTION 3 in shares or an amount equivalent to or exceeding the amount of dividends payable thereon for one Annual Dividend Period shall be past due, thereafter and until all accrued and unpaid dividends payable pursuant to PARAGRAPH (A) of SECTION 3 shall have been paid in full or declared and set apart for payment, the holders of shares of Series A Preferred Stock, together with the holders of any other series of Preferred Stock as to which dividends are in arrears and as a result are entitled to the rights described in this paragraph, shall have the right, notwithstanding anything to the contrary in the Certificate of Incorporation or the By-Laws, voting together as a single class with such other series, to elect one director of the Corporation, such director to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, with the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at any meeting of the stockholders held for the purpose of electing directors.


                  (ii) Such right of the holders of Series A Preferred Stock to vote for the election of a director may be exercised at any annual meeting of stockholders of the Corporation or at any special meeting of stockholders of the Corporation called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary, of the holders of a majority of all outstanding shares of Series A Preferred Stock as of the record date of such written consent, until all accrued and unpaid dividends payable pursuant to PARAGRAPH (A) of SECTION 3 shall have been paid in full or declared and set apart for payment, at which time the term of office of the director so elected shall terminate automatically. So long as such right to elect a director continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock as hereinabove authorized), the Secretary may call, and upon the written request of the holders of record of at least twenty percent (20%) of the outstanding shares of Series A Preferred Stock addressed to the Secretary at the principal executive offices of the Corporation shall call, a special meeting of the holders of such shares for the election of such director as provided herein. Such meeting shall be held within thirty (30) days after delivery of such request to the Secretary, at the place and upon the notice required for meetings of stockholders provided in the By-Laws or by law for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than thirty (30) days before an annual meeting of stockholders of the Corporation or any special meeting in lieu thereof at which the holders of the Series A Preferred Stock are given the opportunity to elect one director in accordance with this PARAGRAPH (B). If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series A Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Series A Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one and the holders of the Series A Preferred Stock shall be entitled to elect such additional director. The absence of a quorum of the holders of any other class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of the Series A Preferred Stock of their right to elect a director in accordance with this PARAGRAPH (B). The director so elected shall serve until the next annual meeting of stockholders of the Corporation or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as a director shall have terminated under the circumstances set forth in the second sentence of this PARAGRAPH (B). In case the director elected by the holders of the Series A Preferred Stock pursuant to this PARAGRAPH (B) shall cease to serve as a director for any reason prior to the expiration of his or her term, the holders of the Series A Preferred Stock then outstanding and entitled to vote for such director may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (iii) The rights of the holders of Series A Preferred Stock to elect one director pursuant to the terms of this PARAGRAPH (B) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation.

                  (c) So long as any shares of Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not: (i) authorize or create any class or series, or any shares of any class or series, of Senior Stock; (ii) authorize or create any class or series, or any shares of any class or series, of Parity Stock; (iii) reclassify any shares of capital stock of the Corporation into shares of Senior Stock or Parity Stock; (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; (v) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely or to increase the authorized number of shares of Series A Preferred Stock; or (vi) effect the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other entity (such transactions being hereinafter in this proviso referred to as "REORGANIZATION"), PROVIDED, HOWEVER, that no separate vote of the holders of the Series A Preferred Stock as a class shall be required in the case of a reorganization if (A) the Corporation is the surviving corporation and the Series A Preferred Stock remains outstanding without change to its preferences, rights and powers, or (B) each holder of shares of Series A Preferred Stock immediately preceding such reorganization will receive from the resulting, surviving or acquiring corporation in exchange therefor shares of stock, with substantially the same preferences, rights and powers.

                  (d) Until the date which is three months from the Effective Date (the "NOMINATION EXPIRATION DATE"), the holders of shares of Series A Preferred Stock shall have the right, notwithstanding anything to the contrary in the Certificate of Incorporation or the By-Laws of the Corporation, voting together as a single class to elect a sufficient number of directors to fill any vacancies on the Board of Directors which result solely from the failure by Credit Suisse First Boston Corporation to fully exercise its right under the Plan to select four members to serve on the Board of Directors at the Effective Date. The right of the holders of shares of Series A Preferred Stock to elect directors pursuant to this paragraph (d) shall terminate on the earlier of the date on which such right has been exercised in full and the Nomination Expiration Date, and thereafter, all directors shall be elected, and the number of directors fixed, as provided in the By-Laws of the Corporation.

                  Section 5.  REDEMPTION.

                  (a) On the fifth anniversary of the Effective Date, the Corporation shall redeem all outstanding shares of Series A Preferred Stock out of funds of the Corporation legally available therefor, by paying therefor in cash an amount equal to the Stated Value per share plus all accrued and unpaid dividends thereon to the date of redemption.

                  (b) (i) Notice of any redemption of shares of Series A Preferred Stock pursuant to PARAGRAPH (A) of this SECTION 5 shall be mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. Each such notice shall state: (w) the date fixed for redemption, (x) the place or places where the redemption price will be paid (if other than the principal executive offices of the Corporation), (y) the current Conversion Price and (z) that dividends on the shares of Series A Preferred Stock will cease to accrue on the date fixed for redemption. In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed, not more than sixty (60) days nor less than thirty (30) days prior to the date fixed for such redemption.

                  (ii) Notice having been given pursuant to subparagraph (i) of PARAGRAPH (C) of this SECTION 5, from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing for the payment of the applicable redemption price, all dividends on the Series A Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (prior to the date of redemption so specified) on which the Corporation shall provide for the payment of the redemption price by depositing the requisite amount of moneys (and other property, if applicable) with a bank or trust company having a capital and surplus of at least $50,000,000, PROVIDED that the notice of redemption shall state the intention of the Corporation to deposit such moneys (and other property, if applicable) on a date in such notice specified, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the applicable redemption price (but without interest) and except the right to exercise any privileges of conversion, shall cease and terminate. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys (and other property, if applicable) so deposited which shall remain unclaimed by the holders of Series A Preferred Stock at the end of six (6) years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation. Except for any amounts deposited in payment of accrued and unpaid dividends, in the event that moneys are deposited pursuant to this paragraph in respect of shares of Series A Preferred Stock that are converted in accordance with the provisions of SECTION 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation, and upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof.

                  Section 6.  REACQUIRED SHARES.

                  Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of another series of Preferred Stock.

                  Section 7.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Stated Value per share plus all accrued and unpaid dividends thereon to the date of such payment, and no distribution shall be made (i) to the holders of shares of Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the Stated Value per share plus all accrued and unpaid dividends thereon to the date of such payment, or (ii) to the holders of shares of any capital stock of the Corporation ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up, except distributions made ratably on the Series A Preferred Stock and all such other capital stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation.

                  (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this SECTION 7.

                  Section 8.  CONVERSION.

                  Each share of Series A Preferred Stock may, subject to PARAGRAPH (E) of this SECTION 8, at any time, at the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this SECTION 8.

                  (a) Each share of Series A Preferred Stock shall be convertible in the manner hereinafter set forth into a number of fully-paid and nonassessable shares of Common Stock equal to the result obtained (calculated to the nearest 1/1,000th of a share) by dividing the Stated Value by the Conversion Price.

                  (b) The Conversion Price shall be adjusted from time to time as follows:

                           (i) In case the Corporation shall at any time after the Effective Date (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (ii) If at any time after the Effective Date the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share, or having a conversion price per share of Common Stock (if a security is convertible into Common Stock), less than the Average Market Price per share of Common Stock on such record date, the Conversion Price shall be decreased to an amount determined by multiplying such Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock outstanding on such record date and (y) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be so offered (or the aggregate initial conversion price of the convertible securities to be so offered plus any subscription or purchase price of such securities) would purchase at such Average Market Price per share of Common Stock and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding on such record date and (b) the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). In the event such subscription or purchase price is paid, in whole or in part, with consideration other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be conclusive. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not issued, the Conversion Price shall be adjusted to the Conversion Price which was in effect prior to such record date.

                           (iii) If at any time after the Effective Date the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of the Corporation), securities convertible into Common Stock or rights to subscribe (excluding those referred to in SUBPARAGRAPH (II) of this PARAGRAPH (B)), then in each case the Conversion Price in effect immediately prior to such record date shall be decreased to an amount determined by multiplying such Conversion Price by a fraction, the numerator of which is the Average Market Price per share of Common Stock on such record date less the then fair market value per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive) of the assets or evidences of indebtedness so distributed or of such subscription rights and the denominator of which is the Average Market Price per share of Common Stock on such date. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Conversion Price shall be adjusted to the price which was in effect prior to such record date.

                           (iv) In case the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction to which SUBPARAGRAPH (I) of this PARAGRAPH (B) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately prior to the consummation of such transaction.

                  (c) In case the Corporation shall be a party to a transaction described in SUBPARAGRAPH (IV) of PARAGRAPH (B) above, effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities or property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares, other securities or property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares, securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in PARAGRAPH (B) of this SECTION 8 shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities or property.

                  (d) The holder of any shares of Series A Preferred Stock may exercise such holder's right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this SECTION 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series A Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of ten (10) Business
Days); but the surrender of shares of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

                  (e) Shares of Series A Preferred Stock may be converted at any time up to the close of business on the Business Day next preceding the date fixed for redemption of such shares pursuant to SECTION 5, unless the Corporation shall have defaulted in its obligations under such Section to make the redemption payment.

                  (f) In any case in which PARAGRAPH (B) of this SECTION 8 shall require that an adjustment as a result of any event becomes effective after a record date for such event, the Corporation may elect to defer until after the occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the conversion rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to PARAGRAPH (G) below; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue due bills or other appropriate evidence of the right to receive such shares.

                  (g) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Average Market Price per share of Common Stock on the day on which such shares of Series A Preferred Stock are deemed to have been converted.

                  (h) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding. The Corporation shall from time to time, subject to and in accordance with the DGCL, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all shares of Series A Preferred Stock then outstanding. The Corporation shall cause any shares of Common Stock issued upon conversion of Series A Preferred Stock to be listed for trading on any securities exchange on which the Common Stock is at the time listed, and shall deliver such notices as may be required by such exchange in connection with any such issuance. The Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series A Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

                  (i) Notwithstanding anything to the contrary contained herein, if adjustments of the Conversion Price have caused the Conversion Price to be lower than the par value, if any, of the Common Stock, upon any conversion of shares of Series A Preferred Stock the Corporation shall, to the maximum extent it is legally able to do so, issue to the converting holder the shares of Common Stock into which the shares of Series A Preferred Stock being converted are convertible, and, in addition, the Corporation shall pay the converting holder an amount in cash equal to the Average Market Price per share of Common Stock multiplied by the number of shares and fractions thereof of Common Stock which the converting holder would have been entitled to receive except for the limitation on lawful issuance described in this paragraph.

                  (j) Notwithstanding anything to the contrary contained herein, no adjustment in the Conversion Price pursuant to this SECTION 8 shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price, PROVIDED, HOWEVER, that any adjustments which, by reason of this PARAGRAPH (J), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 8 shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

                  (k) Upon the expiration of any rights, options or warrants to purchase or other securities convertible into or exchangeable for shares of Common Stock, if any thereof shall not have been exercised, converted or exchanged, the Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants to purchase or securities convertible into or exchangeable for shares of Common Stock and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants to purchase or securities convertible into or exchangeable for shares of Common Stock, whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of Common Stock.

                  Section 9.  REPORTS AS TO ADJUSTMENTS.

                  Whenever the Conversion Price is adjusted as provided in
SECTION 8, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the Conversion Price has been adjusted and setting forth the new Conversion Price and the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

                  Section 10.  RANK.

                  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the Corporation, (i) prior to all shares of Junior Stock (including, without limitation, the Common Stock) and (ii) prior to all shares of any other series of Preferred Stock, unless and to the extent such other series, the authorization and creation of which was approved or consented to by the requisite holders of Series A Preferred Stock in accordance with the provisions of PARAGRAPH (B) of SECTION 4, by its terms ranks on a parity with or senior to the Series A Preferred Stock in any respect.

          B.       COMMON STOCK.

                  The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth herein or in the Preferred Stock Designation relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

                  FIFTH: The Board of Directors shall have the power to make, alter, amend and repeal By-laws of the Corporation. Any By-law made by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

                  SIXTH: (A) The number of directors of the Corporation shall be fixed by the Amended and Restated By-laws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed in the Amended and Restated By-laws.

                  (B) Unless and except to the extent that the Amended and Restated By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  (C) The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation, shall be divided into three classes, and designated as Class I, Class II and Class III. Class I directors shall initially serve for a term commencing on the Effective Date and expiring at the 1999 annual meeting of stockholders, Class II directors shall initially serve for a term commencing on the Effective Date and expiring at the 2000 annual meeting of stockholders, and Class III directors shall initially serve for a term commencing on the Effective Date and at the 2001 annual meeting of stockholders. At each annual meeting of stockholders of the Corporation commencing with the 1999 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.

                  SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability which would otherwise exist under applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of, or adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with, this Article SEVENTH by the stockholders of the Corporation or in any other manner as may be permitted by law shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

         4. This Second Amended and Restated Certificate of Incorporation was duly executed and acknowledged by an officer of the Corporation appointed by the United States Bankruptcy Court for the District of Delaware and is authorized under the First Amended Plan of Reorganization approved by such Bankruptcy Court having jurisdiction under the United States Bankruptcy Code for the reorganization of the Corporation and in accordance with Sections 242, 245 and 303 of the DGCL.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary, this 24th day of March, 1999.

                                         WESTBRIDGE CAPITAL CORP.

                                   By:  /S/ PATRICK J. MITCHELL
                                       Name: Patrick J. Mitchell
                                      Title:  Chairman of the Board and Chief
                                              Executive Officer

Attest:

 /S/ PATRICK H. O'NEILL
Name: Patrick H. O'Neill
Title:  Secretary

(..continued)

                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             ASCENT ASSURANCE, INC.

                         (Effective as of March 24,1999)

                                    ARTICLE I

                         OFFICES; RECORDS; STOCKHOLDERS

                   SECTION 1.1 DELAWARE OFFICE. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

                  SECTION 1.2 OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                  SECTION 1.3 BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's principal executive offices in Fort Worth, Texas or at such other locations inside or outside the State of Delaware as may from time to time be designated by the Board of Directors.

                  SECTION 1.4 ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on the date and at the time fixed, from time to time, by the Board of Directors. The annual meeting shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors, or, if not so fixed, at the principal executive offices of the Corporation.

                  SECTION 1.5 SPECIAL MEETINGS. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock"), or any other series or class of stock as set forth in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to elect additional directors under specified circumstances, a special meeting of the stockholders of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the Vice Chairman of the Board, if any, or the President, or any Vice President or the Secretary, when directed to do so by resolution of the Board of Directors or the affirmative vote of at least 20% of the then outstanding Voting Stock (as defined in Section 2.6 below) either present or represented by proxy, voting together as a single class.

                  SECTION 1.6 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing prior to or after such meeting by all stockholders entitled to vote at the meeting who do not attend such meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 1.7 QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation or by these Amended and Restated By-Laws (the "By-Laws") in respect of the vote required for a specified action, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The stockholders present, although less than a quorum, may adjourn the meeting to another time or place (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business) and, except as provided in the last paragraph of Section 1.3 of these By-Laws, notice need not be given of the adjourned meeting.

                  SECTION 1.8 VOTING. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes actually cast at the meeting by the holders of stock entitled to vote thereon.

                  Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

                  SECTION 1.9 PRESIDING OFFICER AND SECRETARY. At every meeting of stockholders the Chairman of the Board, or in his absence the Vice Chairman of the Board, or in his absence (or if there be none) the President, or in his absence a Vice President, or, if none be present, the appointee of the meeting, shall act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, or if none be present, the appointee of the chairman of the meeting, shall act as secretary of the meeting. The chairman of the meeting shall call the meeting to order, and shall make such rulings and determinations as shall be necessary or convenient for the conduct of the meeting, including but not limited to determining when the polls shall open and close, the method of voting and the manner in which votes are counted, the propriety of any matter submitted for stockholder action, and the time of adjournment.

                  SECTION 1.10 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

                  SECTION 1.11 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE II

                                    DIRECTORS

                  SECTION 2.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

                  SECTION 2.2 NUMBER OF DIRECTORS. Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the directors in office, but shall consist of not more than fifteen (15) nor less than the minimum number required by law.

                  SECTION 2.3 ELECTION, TENURE AND QUALIFICATIONS. The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be divided into three classes, and designated as Class I, Class II and Class III. Class I Directors shall initially serve for a term commencing on the Effective Date of the First Amended Plan of Reorganization of the predecessor of the Corporation, Westbridge Capital Corp., under Chapter 11 of the Bankruptcy Code dated October 30, 1998 and approved by the United States Bankruptcy Court for the District of Delaware (the "Effective Date") and expiring at the 1999 annual meeting of stockholders, Class II Directors shall initially serve for a term commencing on the Effective Date and expiring at the 2000 annual meeting of stockholders, and Class III Directors shall initially serve for a term commencing on the Effective Date and expiring at the 2001 annual meeting of stockholders. At each annual meeting of stockholders of the Corporation commencing with the 1999 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. Members of each class shall hold office until their successors shall have been duly elected and qualified.

                  SECTION 2.4 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors in accordance with these By-Laws, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or the stockholders and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the Class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  SECTION 2.5 RESIGNATION. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

                  SECTION 2.6 REMOVAL. Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class. For purposes of these By-Laws, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                  SECTION 2.7 MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held at the same place and immediately following the annual meeting of stockholders, and no notice thereof need be given. The Board of Directors may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President, or by a majority of the directors in office, at such time and place as shall be specified in the notice or waiver thereof. Whenever a special meeting is called pursuant to the preceding sentence, notice of such special meeting shall be given by the Secretary or by a person calling the meeting to each director by (i) in the case of a special meeting called by the Chairman of the Board or by the President, mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting, or (ii) in the case of a special meeting called by a majority of the directors in office, mailing the same, postage prepaid, not later than the seventh day before the meeting, or personally or by telegraphing or telephoning the same not later than the fifth day before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

                  SECTION 2.8 QUORUM AND VOTING. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law or by these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 2.9 WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  SECTION 2.10 COMPENSATION. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

                  SECTION 2.11 CONTRACTS AND TRANSACTIONS INVOLVING DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

                  SECTION 3.1 APPOINTMENT AND POWERS. The Board of Directors may from time to time, by resolution passed by the Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, one-third of any such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and Proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution passed by the Board of Directors.

                                   ARTICLE IV

                         OFFICERS, AGENTS AND EMPLOYEES

                  SECTION 4.1 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall include a Chairman of the Board, a President, a Secretary and a Treasurer, and may include a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof. All officers appointed by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. The Chairman of the Board shall be chosen from among the directors. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, each officer shall hold office at the pleasure of the Board until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

                  SECTION 4.2 RESIGNATION AND REMOVAL. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

                  SECTION 4.3 COMPENSATION AND BOND. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

                  SECTION 4.4 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him by the Board of Directors. In addition, the Chairman of the Board shall be the chief executive officer of the Corporation, unless the Board of Directors appoints the President as chief executive officer. As chief executive officer, the Chairman of the Board shall have general charge of, and (subject to control by the Board of Directors) full power and complete authority in the management of, the business and affairs of the Corporation. Also as chief executive officer, the Chairman of the Board may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and may delegate these powers; he may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation; he may execute any stockholders' or other consents in respect thereof; and he may, in his discretion, delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.

                  SECTION 4.5 VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors in the absence of the Chairman of the Board, and shall have such other powers and duties as may be delegated to him by the Board of Directors.

                  SECTION 4.6 PRESIDENT. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. In the absence of the Chairman of the Board and the Vice Chairman of the Board, or if there be none, the President shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him by the Board of Directors. If appointed chief executive officer by the Board of Directors, the President shall have the powers and duties conferred upon the Chairman of the Board, in his capacity as chief executive officer, set forth in Section 4.4 of Article IV of these By-Laws.

                  SECTION 4.7 VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

                  SECTION 4.8 TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

                  SECTION 4.9 SECRETARY. The Secretary shall record all the Proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the directors in lieu of a meeting. He shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

                  SECTION 4.10 ASSISTANT TREASURERS. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

                  SECTION 4.11 ASSISTANT SECRETARIES. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

                  SECTION 4.12 DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

                  SECTION 5.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or Proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Indemnitee in connection therewith; PROVIDED, HOWEVER, that except as provided in Section 5.3 with respect to Proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

                  SECTION 5.2 RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 5.1 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the DGCL requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

                  SECTION 5.3 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right of an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Article V or otherwise shall be on the Corporation.

                  SECTION 5.4 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the Advancement of Expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  SECTION 5.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  SECTION 5.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

                  SECTION 5.7 CONTRACT RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

                                   ARTICLE VI

                                  CAPITAL STOCK

                  SECTION 6.1 CERTIFICATES. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, if any, or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 6.2 TRANSFERS OF STOCK. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws and the law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

                  SECTION 6.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

                  SECTION 6.4 STOCKHOLDER RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

                  If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                      SEAL

                  SECTION 7.1 SEAL. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

                  SECTION 8.1 WAIVER OF NOTICE. Whenever notice is required to be given to any stockholder or director of the Corporation under any provision of the DGCL or by statute or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE IX

                           CHECKS, NOTES, DRAFTS, ETC.

                  SECTION 9.1 CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

                                    ARTICLE X

                                   FISCAL YEAR

                  SECTION 10.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE XI

                                   AMENDMENTS

                  SECTION 11.1 AMENDMENTS. (A) BY THE STOCKHOLDERS. Subject to the provisions of the DGCL, the Certificate of Incorporation and these By-Laws, these By-Laws may be altered, amended or repealed, or new By-Laws enacted, at any special meeting of the stockholders if duly called for that purpose, or at any annual meeting, PROVIDED, HOWEVER, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the voting power of the then outstanding Voting Stock either present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-Laws.

                  (B) BY THE BOARD OF DIRECTORS. Subject to the provisions of the DGCL, the Certificate of Incorporation and these By-Laws, these By-Laws may also be altered, amended or repealed, or new By-Laws enacted, by the Board of Directors.


                                                                     EXHIBIT 4.1

                                                             CUSIP NO. 04362N103

                            COMMON STOCK CERTIFICATE

                          -----------------------------

                             ASCENT ASSURANCE, INC.

              Incorporated under the laws of the State of Delaware

                  This certifies that ____________, is the owner of ___________ fully paid and non-assessable shares of Common Stock of Ascent Assurance, Inc., (hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate property endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation of the Corporation and of the amendments thereto, to all of which the holder by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

                  Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                            ASCENT ASSURANCE, INC.

                                        By: /S/ PATRICK J. MITCHELL
                                            Chairman of the Board

Attest:

 /S/ PATRICK H. O'NEILL
Secretary
Dated:
Countersigned:

                                                  LaSalle National Bank,
                                                  as Warrant Agent,

                                                  By:
                                                     Authorized Officer

                             ASCENT ASSURANCE, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common                 UNIF GIFT MIN ACT - ..Custodian..
TEN ENT -as by the entireties                                   (Cust) (Minor)
JT TEN  -as joint tenants with right of           under Uniform Gifts to Minors
         Survivorship and not as tenants          Act..........................
         in common                                           (State)

     Additional abbreviations may also be used though not in the above list.

     For Value Received, ___________________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE



------------------------------------------------------------------------------
            (Please print or typewrite name and address of Assignee)

------------------------------------------------------------------------------

_________________________________________________Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________

                             ------------------------------------------------
                    Notice: The  Signature to this  Assignment  must  correspond with the name as written upon the Fact of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

                             ------------------------------------------------
                    Notice: The  Signature to this  Assignment  must  correspond with the name as written upon the Fact of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed By   ______________________________
                    The Signature should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17 Ad-15.

                                                                     EXHIBIT 4.3

                                WARRANT AGREEMENT

                   WARRANT AGREEMENT dated as of March 24, 1999, between ASCENT ASSURANCE, INC., a Delaware corporation formerly known as WESTBRIDGE CAPITAL CORP. (the "Company"), and LaSalle National Bank, a national banking association corporation (the "Warrant Agent").

                  Pursuant to Section V.C.3 of the First Amended Plan of Reorganization of the Company under Chapter 11 of the Bankruptcy Code dated October 30, 1998, as the same may have been amended or supplemented from time to time prior to the date hereof and has been approved by the United States Bankruptcy Court for the District of Delaware (the "Plan of Reorganization"), the Company is obligated to issue stock purchase warrants (hereinafter called the "Warrants") entitling the holders thereof initially to purchase an aggregate of 971,266 shares of the Company's new Common Stock, $.01 par value (hereinafter called the "Common Stock").

                  The Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of Warrants.

                  NOW THEREFORE, in consideration of the premises and mutual agreements herein set forth: SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

SECTION 2. FORM OF WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "Warrant Certificates") (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially as set forth in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation or such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage. Each Warrant Certificate shall be dated as of the date of issuance thereof by the Warrant Agent, whether upon initial issuance or upon transfer or exchange, and each Warrant initially shall entitle the holder thereof to purchase an aggregate of one share of Common Stock, but the number of such shares and the Exercise Price (as defined in Section 6) shall be subject to adjustments as provided herein.

SECTION 3. COUNTERSIGNATURE AND REGISTRATION. (a) The Warrant Agent, upon receipt of written instructions provided by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company ("Company Instructions") and Warrant Certificates executed on behalf of the Company, shall countersign and deliver such Warrant Certificates to holders of Westbridge's old Series A Cumulative Convertible Redeemable Exchangeable Preferred Stock, par value $.10 per share, and holders of Westbridge's old common stock, par value $.10 per share, each as of December 10, 1998, all pursuant to the Exchange Agent Agreement dated as of the date hereof.
     (b) The Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, by facsimile signature, and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event that any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificates, shall be a proper officer of the Company to sign such Warrant Certificates, although at the date of the execution of this Warrant Agreement any such person was not such an officer.
     (c) The  Warrant  Agent  will  keep or cause to be kept,  at its  office in
Chicago, Illinois, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.
     (d) Prior to due presentment for registration of transfer of the Warrant Certificates, the Company and the Warrant Agent may deem and treat the registered holder thereof as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise thereof and of any distribution to the holder thereof and for all other purposes.
     (e) The Warrant Agent shall countersign a Warrant Certificate only (i) upon initial issuance of the Warrants in accordance with written instructions as provided in subsection (a) hereof or (ii) upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided.

     SECTION 4. TRANSFER AND EXCHANGE. Subject to Section 6 hereof, the Warrant Agent shall, from time to time, register the transfer of any outstanding Warrant Certificate upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a commercial bank or trust company having an office in the United States, by a broker or dealer that is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. After the date of this Agreement, any Warrant Certificate may be exchanged at the option of the holder thereof, upon surrender at the office or agency of the Warrant Agent maintained for that purpose in the Borough of Manhattan in The City of New York or the City of Chicago in the State of Illinois (each a "Warrant Agent Office"), for another Warrant Certificate, or other Warrant Certificates of different denominations, representing in the aggregate the right to purchase a like number of shares of Common Stock, and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. No fractional Warrant Certificates will be issued. The Company may require from the transferor payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Warrant Certificates and shall notify the Warrant Agent of any applicable amounts payable hereunder.

     SECTION 5. COMMON STOCK AND WARRANT COMMON STOCK. As hereinafter used in this Agreement, Common Stock shall mean the Common Stock, $.01 par value, of the Company as authorized at the date hereof and stock of any other class into which such presently authorized Common Stock may hereafter be changed, and "Warrant Common Stock" shall mean the Common Stock issuable upon exercise of Warrants. In case, by reason of the operation of Section 7, the Warrants shall entitle the registered holders thereof to purchase any other shares of stock or other securities or property of the Company or of any other corporation, any reference in this Agreement to the exercise of Warrants shall be deemed to refer to and include the purchase of such other shares of stock or other securities or property upon such exercise.

SECTION 6.
EXERCISE PRICE OF WARRANTS. (a) The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part and in accordance with the provisions of Section 9, at any time after the date of this Agreement, upon surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at a Warrant Agent Office, together with payment of the purchase price for each share of Common Stock as to which the Warrants are exercised, at or prior to 5:00 p.m. (New York City time) on March 24, 2004 (the "Expiration Date") or on the Acceleration Date (as defined in Section 10) for such Warrant, at which time all rights evidenced by the Warrant Certificates shall cease and the Warrants shall become void.
     (b) The purchase price for each share of Common Stock pursuant to the exercise of a Warrant (the "Exercise Price") shall initially be $9.04 shall be subject to adjustment as provided in Section 7 hereof and shall be payable in lawful money of the United States of America.

     SECTION 7. WARRANT ADJUSTMENTS. The Exercise Price and the number of shares purchasable upon exercise of a Warrant shall be subject to adjustment as follows:
     (a) STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS. In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. Such adjustment shall be made successively immediately after the record date, in the case of a dividend or distribution, or on the effective date, in the case of a subdivision, combination or reclassification. In connection with any such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrants also shall be simultaneously adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to the adjustment required by the first sentence of this paragraph, and dividing the product so obtained by the adjusted Exercise Price after giving effect to the adjustment required by the first sentence of this paragraph.
     (b) SUBSCRIPTIONS. If at any time after the date of this Agreement the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share, or having a conversion price per share of Common Stock (if a security is convertible into Common Stock), less than the Average Market Price per share of Common Stock on such record date (as determined in the manner prescribed in
Section 8 hereof), the Exercise Price shall be decreased to an amount determined by multiplying such Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock outstanding on such record date and (y) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be so offered (or the aggregate initial conversion price of the convertible securities to be so offered plus any subscription or purchase price of such Securities) would purchase at such Average Market Price and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding on such record date and (b) the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). In the event such subscription or purchase price is paid, in whole or in part, with consideration other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent. The number of shares purchasable upon the exercise of each Warrant on such record date shall be increased to a number of shares equal to (i) the number of shares purchasable on such record date multiplied by the Exercise Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted Exercise Price computed pursuant to the preceding sentence. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not issued, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be readjusted to the price and the number of shares which were in effect prior to such record date.
     (c) DISTRIBUTIONS. If at any time after the date hereof the Company shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of the Company), securities convertible into Common Stock of the Company or rights to subscribe (excluding those referred to in subsection (b) above), then in each case the Exercise Price in effect immediately prior to such record date shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Average Market Price on such record date less than the fair market value per share of Common Stock (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent) of the assets or evidences of indebtedness so distributed or of such subscription rights and the denominator of which is the Average Market Price on such date. The number of shares purchasable upon the exercise of each Warrant on such record date shall be increased to a number of shares equal to (i) the number of shares purchasable on such record date multiplied by the Exercise Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted Exercise Price computed pursuant to the preceding sentence. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be adjusted to the price and the number of shares which were in effect prior to such record date.
     (d) CONSOLIDATION, MERGER OR SALE OF ASSETS. In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common but excluding any transaction to which SECTION 7(A) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that the holders of Warrants shall be entitled, upon the exercise thereof, to an amount per share equal to
(A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock for which each Warrant is exercisable immediately prior to the consummation of such transaction. In case the Company shall be a party to a transaction described in this SECTION 7(D), effective provision shall be made by way of a supplemental agreement to this Agreement so that the provisions set forth herein for the protection of the exercise rights of the Warrants shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon exercise of the Warrants; and the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities or property shall expressly assume the obligation to deliver, upon the exercise of the Warrants, such shares, securities or property as the holders of the Warrants shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the exercise right as above provided. In case shares, securities or property other than Common Stock shall be issuable or deliverable upon exercise as aforesaid, then all references to Common Stock in this SECTION 7 shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities or property.
     (e) CALCULATIONS TO THE NEAREST CENT AND ONE-HUNDREDTH OF A SHARE. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 7(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 7 shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.
     (f) NOTICE OF WARRANT ADJUSTMENT. Whenever the Exercise Price or the number of shares purchasable upon exercise of a Warrant shall be adjusted as provided in this Section 7, the Company shall forthwith file with the Warrant Agent a certificate, signed by a firm of independent public accountants, showing in detail the facts requiring such adjustment and the Exercise Price and number of shares so purchasable that will be effective after such adjustment. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first-class, postage prepaid, to each registered holder of a Warrant Certificate or Warrant Certificates at its address appearing on the Warrant register and, at its option, may cause a copy of such notice to be published once in an English language newspaper of general circulation in the Borough of Manhattan in The City of New York. The Warrant Agent shall have no duty with respect to any certificate filed with it except to keep the same on file and available for inspection by registered holders of Warrant Certificates during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant certificate to determine whether any facts exist which may require any adjustment of the Exercise Price, or with respect to the nature of any adjustment of the Exercise Price when made, or with respect to the method employed in making such adjustment.
     (g) OTHER NOTICES. In case the Company after the date hereof shall propose to take any action of the type described in subsection (a), (b), (c) or (d) of this Section 7, the Company shall file with the Warrant Agent a certificate, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Company and by its Treasurer or Assistant Treasurer or Secretary or Assistant Secretary specifying the date on which such action shall take place and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such fact may be known on the date of such notice) on the Exercise Price and the number, or kind, or class of shares or other securities or property which shall be purchasable upon exercise of Warrants. Such notice shall be given, in the case of any action of the type specified in subsections (a), (b) and (c), at least 10 days prior to the record date with respect thereto and in the case of any action of the type specified in subsection (d) at least 10 days prior to the taking of such proposed action. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first-class, postage prepaid, to each registered holder of a Warrant Certificate or Warrant
Certificates at its address appearing on the Warrant register and, at its option, may cause a copy of such notice to be published once in an English language newspaper of general circulation in the Borough of Manhattan in The City of New York. Failure to give such notice or any defect therein shall not affect the legality or validity of such action.
     (h) NO CHANGE IN WARRANT TERMS ON ADJUSTMENT. Irrespective of any of the adjustments in the Exercise Price or the number of shares of Warrant Common Stock, Warrant Certificates theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Agreement and such number of shares specified therein shall be deemed to have been so adjusted.
     (i) OPTIONAL REDUCTION IN EXERCISE PRICE. The Company may, at its option, at any time until the Expiration Date, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company for any period of at least 20 consecutive days (as evidenced in a resolution adopted by such Board of Directors), but only upon giving the notice required by Section 7(g) at least twenty days prior to taking such action.
     (j) ADJUSTMENTS UPON EXPIRATION OF CERTAIN UNEXERCISED SECURITIES. Upon the expiration of any rights, warrants or convertible securities the issuance of which resulted in an adjustment of the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of a Warrant pursuant to this
Section 7, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of a Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or convertible securities and
(ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, warrants or convertible securities whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant or such rights, warrants or convertible securities.

     SECTION 8. AVERAGE MARKET PRICE. For all purposes of this Agreement, the Average Market Price per share of Common Stock on any date shall be deemed to be the average of the Market Prices (as defined below) for the 30 consecutive Business Days (as defined below) commencing 45 Business Days before such date. The "Market Price" for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If the Common Stock is not publicly held or so listed or publicly traded, the "Market Price" shall be the fair market value per share as determined in good faith by the Board of Directors of the Company. For the purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York or Texas or any other day on which securities are not traded in the system or on the exchange that is the principal market for the Common Stock.

SECTION 9. EXERCISE OF WARRANTS. (a) Subject to the provisions of this Agreement, each registered holder of a Warrant Certificate shall have the right, which may be exercised as provided in such Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to such registered holder) all or part of the number of fully paid and nonassessable shares of Warrant Common Stock specified in such Warrant Certificate (subject to the adjustments as herein provided), upon surrender to the Company at the Warrant Agent Office, of such Warrant Certificate with the exercise form on the reverse thereof duly filled in and signed (with any required signature guarantee), and upon payment to the Warrant Agent to the account of the Company of the Exercise Price for the number of shares of Warrant Common Stock in respect of which such Warrants are then exercised. Upon surrender of such Warrant Certificate, it shall be canceled by the Warrant Agent. The date of exercise of any Warrant shall be deemed to be the date of its receipt by the Warrant Agent duly filled in and signed and accompanied by proper funds as hereinafter provided. Payment of the Exercise Price may be made in cash or by certified or official bank check. No adjustment shall be made for any cash dividends declared or paid on shares of Common Stock prior to the exercise of a Warrant. Upon such surrender of Warrants, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Warrant Common Stock so purchased upon the exercise of such Warrants together with cash in respect of any fraction of a share of such stock issuable upon such surrender, as provided in section 11 of this Agreement.
     (b) Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

     SECTION 10. ACCELERATION OF WARRANTS BY THE COMPANY. (a) The Company shall have the right to accelerate the expiration of any or all Warrants at any time by causing them to expire at 5:00 p.m., New York City time, on a specified date not earlier than March 24, 2000 (the "Acceleration Date") if the Market Price of the Common Stock equals or exceeds 150% of the then effective Exercise Price (without taking into account any reduction in Exercise Price pursuant to Section 7(i)) on any 20 Business Days within a period of 30 consecutive Business Days ending no more than five Business Days prior to the date on which the Company gives notice to the Warrant Agent of its election to accelerate the expiration of the Warrants.
     (b) In the event of an acceleration of less than all of the Warrants, the Warrant Agent shall select the Warrants to be accelerated by lot.
     (c) Notice of an acceleration specifying the Acceleration Date, shall be sent by first-class mail, postage prepaid, not more than 60 days nor less than 30 days before the Acceleration Date to each registered holder of a Warrant Certificate representing an accelerated Warrant at such holder's address as it appears on the Warrant register. Such notice of an acceleration also shall be given no more than 20 days, and no less than 10 days, prior to the mailing of notice to registered holders of Warrants pursuant to this section, by publication at least once in an English language newspaper of general circulation in the Borough of Manhattan in The City of New York.
     (d) Any Warrant accelerated may be exercised until 5:00 p.m., New York City time, on the Acceleration Date (or, if such day is not a Business Day, the next succeeding Business Day). The Exercise Price shall be payable as provided in Sections 6 and 9.
     SECTION 11. ELIMINATION OF FRACTIONS. The Company shall not be required to issue fractional shares of stock upon any exercise of Warrants. As to any final fraction of a share which the same registered holder of one or more Warrant Certificate, the rights under which are exercised in the same transaction or series of related transactions, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price on the Business Day which next precedes the day of exercise.

     SECTION 12. ISSUE TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Warrant Common Stock upon the exercise of any Warrant; PROVIDED, HOWEVER, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Warrant Common Stock in a name other than that of the registered holder of the Warrant Certificate representing the Warrant in respect of which such shares are initially issued.

     SECTION 13. RESERVATION OF SHARES. The Company shall, from the date hereof through the date on which all Warrants shall have been exercised or shall have expired, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the issuance of stock upon exercise or conversion of Warrants, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the issuance of shares of Warrant Common Stock upon exercise of all Warrants at the time outstanding.

     SECTION 14. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.
     (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In the case of Warrant Certificates which have been countersigned by the Warrant Agent, but not delivered at the time any such successor to the Warrant Agent succeeds to the agency created by this Agreement, any such successor may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of such successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.
     (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     SECTION 15. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS. ETC. (a) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.
     (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrant Certificates during normal business hours at each Warrant Agent Office.

     SECTION 16. SUPPLEMENTS AND AMENDMENTS. The parties hereto may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates to cure any ambiguity or to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision contained herein, or to make such other provisions with respect to any change or any supplemental agreement as the parties may deem necessary or desirable and which shall not materially adversely affect the interests of the registered holders of the Warrant Certificates.

     SECTION 17. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Warrant Agent shall deliver a new Warrant Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and, in either case, upon receipt of such indemnity as the Company or the Warrant Agent may reasonably require Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent or the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     SECTION 18. DUTIES OF THE WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:
     (a) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof and except such as describes the Warrant Agent or action taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not be under any responsibility in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate to be complied with by the Company; nor shall it be responsible for the making of any adjustment in the Exercise Price or the number of shares issuable upon the exercise of a Warrant required under the provisions of Section 7 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares to be issued pursuant to this Agreement or any Warrant or as to whether any shares will, when issued, be validly issued and fully paid and nonassessable.
     (b) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.
     (c) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such advice.
     (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.
     (e) The Company  agrees to pay to the  Warrant  Agent the fees set forth in
Schedule I hereto for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's gross negligence, wilful misconduct or bad faith. The foregoing indemnities in this paragraph shall survive termination or removal of the Warrant Agent or termination of this Agreement.
     (f) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
     (g) The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, wilful misconduct or bad faith.

     SECTION 19. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' prior notice in writing mailed to the Company by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' prior notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor or Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of such appointment the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     SECTION 20. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any subsequent transfer agent for shares of the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     SECTION 21. NOTICES. Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  Ascent Assurance, Inc.
                  110 West Seventh Street
                  Suite #300
                  Fort Worth, Texas  76102
                  Attention:  General Counsel

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Attention:  Robert S. Reder, Esq.

Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                 LaSalle National Bank
                 135 South LaSalle Street, Suite 1960
                 Chicago, IL  60603
                 Attention:  Corporate Trust Services Division

     SECTION 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 23. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

     SECTION 24. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

     SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                                     ASCENT ASSURANCE, INC.

                                                  By: /S/ PATRICK J. MITCHELL
                                                          President

Attest:

/S/ PATRICK H. O'NEILL
Secretary

                                                     LaSALLE NATIONAL BANK,
                                                     as Warrant Agent,

                                                   By: /S/ G. MALATIA

Attest:

 /S/ MARK RIMKUS

                                                                     EXHIBIT 4.2

                                                                       EXHIBIT A

                      EXERCISABLE AT OR PRIOR TO 5:00 P.M.,
            NEW YORK CITY TIME, ON MARCH 24, 2004, UNLESS ACCELERATED

                               WARRANT CERTIFICATE

                              --------------------


                  Ascent Assurance, Inc., a Delaware corporation (hereinafter called the "Company"), for value received, hereby certifies that _______________________ or registered assigns is the registered holder of
__________ Warrants, and is entitled, upon surrender of this Warrant Certificate at the office of LaSalle National Bank (the "Warrant Agent), in the City of Chicago, State of Illinois, or at the office or agency of the Warrant Agent maintained for that purpose in the Borough of Manhattan in The City of New York (each a "Warrant Agent Office") at any time at or prior to 5:00 p.m., New York City time, on March 24, 2004, to purchase one share of Common Stock of the Company at the price of $9.04 per share for each Warrant held.

         The Company may accelerate the expiration of any Warrant to a date not earlier than March 24, 2000, if the Market Price of the Common Stock equals or exceeds 150% of the then effective Exercise Price (without taking into account any reductions in the Exercise Price made at the option of the Company) on any 20 Business Days within a period of 30 consecutive Business Days ending no more than five Business Days prior to the date on which the Company notifies the Warrant Agent of its election to accelerate the expiration of the Warrants. Any Warrant accelerated may be exercised until 5:00 p.m., New York City time, on the date to which the expiration of the Warrants is accelerated.

         The Company may, at its option, at any time until March 24, 2004, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company for any period of at least 20 consecutive days (as evidenced in a resolution adopted by such Board of Directors), but only upon giving notice to the holders of the Warrants at least 20 days prior to taking such action.

         The per share purchase price shown above and the number of shares issuable upon exercise of the Warrants represented by this Warrant Certificate are subject to adjustment for the occurrence of certain events, including stock dividends and splits, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain rights or warrants to holders of Common Stock or the distribution to such holders of assets or indebtedness, as set forth in the Warrant Agreement hereinafter referred to. A complete statement with respect to such adjustments and to other terms and conditions pertaining to the Warrants is contained in the Warrant Agreement, dated as of March 24, 1999, between the Company and the Warrant Agent (the "Warrant Agreement"; all terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement), a copy of which may be examined by the registered holder hereof at a Warrant Agent Office.

         Upon the exercise of the Warrants represented by this Warrant Certificate, the form of election to purchase on the reverse hereof must be duly executed, and the accompanying instructions for the registration and delivery of the stock must be filled in.

         The Warrants represented by this Warrant Certificate are transferable (subject to the conditions set forth the preceding paragraphs) at a Warrant Agent Office by the registered holder hereof in person or by attorney duly authorized in writing, upon surrender of this Warrant Certificate. Upon any such transfer, a new Warrant Certificate, representing the right to purchase a like number of shares of the Company's Common Stock, will be issued to the transferee in exchange for this Warrant Certificate.

         This Warrant Certificate and similar Warrant certificates when surrendered at a Warrant Agent Office by the registered holder hereof in person or by attorney duly authorized in writing may be exchanged for another Warrant Certificate or Warrant Certificates, representing in the aggregate the right to purchase a like number of shares of the Company's Common Stock.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         No Warrant evidenced hereby may be exercised after 5:00 p.m., New York City time on March 24, 2004, or such earlier date to which the expiration of any such warrant has been accelerated by the Company, and to the extent not exercised by the time of its expiration, any such Warrant shall become void.

                                                     ASCENT ASSURANCE, INC.

                                                    By: /S/ PATRICK J. MITCHELL
                                                        President

Attest:

 /S/ PATRICK H. O'NEILL
 Secretary

         This Warrant Certificate is not valid until countersigned by the Warrant Agent.

Dated:  March 24, 1999
Countersigned:

                                                     LaSalle National Bank,
                                                     as Warrant Agent,

                                                     By: /S/ G. MALATIA
                                                        Authorized Officer

                                                                     EXHIBIT 4.2

                                FORM OF EXERCISE

                 (Form of exercise to be executed by the Warrant
                         Holder at the time of exercise)

To       LaSalle National Bank
         135 South LaSalle Street, Suite 1960
         Chicago, IL  60603
         Attention: Corporate Trust Services Division or its successor as Warrant Agent:

                  The undersigned, holder of the within Warrant certificate, hereby (1) irrevocably exercises his right to purchase __________ shares of Common Stock, $.01 par value, of Ascent Assurance, Inc. (the "Company") which the undersigned is entitled to purchase under the terms of the within Warrant Certificate, or such other securities as the undersigned shall be entitled to purchase under the terms of the Warrant Agreement referred to in such Warrant Certificate by reason of the occurrence of certain events specified therein, and
(2) elects to make payment in full for the number of shares of Common Stock so purchased by payment of $________ in cash or certified or official bank check.

                 Please issue the certificate for shares of Common Stock in the name of, and pay any cash for any fractional share to:

-------------------------------------------------------------------------------
                               Print or type name

------------------------------------------------------------------------------
                   Social Security or other Identifying Number

-------------------------------------------------------------------------------
                                 Street Address

-------------------------------------------------------------------------------
 City                             State                             Zip Code

If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

-------------------------------------------------------------------------------
                         (Please print name and address)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Dated:  __________________

                                                ---------------------------
                                                Signature

                             (Signature must conform in all respects to name of
                              holder as specified on the face of the Warrant Certificate)

(Signature Guaranteed):  ________________________        Date:_________________

(If the Common Stock, cash in lieu of fractional shares or Warrants for any unexercised balance are to be issued or paid to a person other than the person in whose name the within Warrant is registered, or if otherwise requested by the Company or the Warrant Agent, a signature guarantee is required.)

                                                                     EXHIBIT 4.2

                                   ASSIGNMENT

                  (Form of assignment to be executed if Warrant

                       Holder desires to transfer Warrant)

                  FOR VALUE RECEIVED, _____________________________________
hereby sells, assigns and transfers unto ____________________________________
this Warrant certificate together with all right, title or interest therein, and does hereby irrevocably appoint _____________ attorney to transfer the within Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:
:                                        ------------------------------
                                                    Signature

Signature Guaranteed:            (Signature must conform in all respects to name
                                  of holder as specified on the face of the Warrant Certificate)

---------------------------